Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 8, 2018, with respect to the consolidated financial statements of Live Oak Bancshares, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, incorporated herein by reference.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
June 7, 2018